Exhibit 10.4

CONSENT AND AMENDMENT NO. 3

TO

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 (this “Amendment”) is entered into as of January 22, 2013, by and among HUTCHINSON TECHNOLOGY INCORPORATED, a corporation organized under the laws of the State of Minnesota (“HTI”) (HTI and each other Person who becomes a Borrower under the Loan Agreement referred to below, each a “Borrower”, and collectively “Borrowers”), the financial institutions set forth on the signature pages hereto (each a “Lender” and collectively, “Lenders”) and PNC Bank, National Association as agent for Lenders (in such capacity, “Agent”).

BACKGROUND

Borrowers, Agent and Lenders are parties to a Revolving Credit and Security Agreement dated as of September 16, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

Borrowers have informed Agent and Lenders of their intent to repurchase a portion of the outstanding 8.50% Convertible Senior Notes using the proceeds from the issuance of new 10.875% Senior Secured Second Lien Notes. Borrowers have requested that Agent and Lenders consent to the foregoing transactions and make certain amendments to the Loan Agreement in connection with such transactions, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 5 below, the Loan Agreement is hereby amended as follows:

(a) Section 1.2 is amended as follows:

(i) the following defined terms are added in their appropriate alphabetical order:

“8.50% Convertible Senior Note Refinancing Transaction” shall mean (i) the issuance by HTI of the 10.875% Senior Secured Second Lien Notes in an aggregate principal amount of up to $12,200,000 pursuant to the 10.875% Senior Secured Second Lien Note Documents and the

granting of Liens in Collateral to secure the 10.875% Senior Secured Second Lien Notes under the 10.875% Senior Secured Second Lien Note Documents, which Liens are subordinated to the Liens in favor of Agent granted under this Agreement or any Other Document pursuant to the Intercreditor Agreement and (ii) the repurchase of not less than $18,663,000 of the 8.50% Convertible Senior Notes using the proceeds of the 10.875% Senior Secured Second Lien Notes.

“10.875% Senior Secured Second Lien Note Documents” shall mean the 10.875% Senior Secured Second Lien Notes, the 10.875% Senior Secured Second Lien Note Indenture, the 10.875% Senior Secured Second Lien Note Security Agreement and all other documents executed and delivered with respect to the 10.875% Senior Secured Second Lien Notes and the 10.875% Senior Secured Second Lien Note Indenture.

“10.875% Senior Secured Second Lien Note Indenture” shall mean the Indenture dated as of January 22, 2013 among HTI, as issuer, any subsidiaries of HTI that become parties thereto as guarantors, and Wells Fargo Bank, National Association, as trustee and collateral agent, the terms of which are hereby approved by the Agent, as amended, restated, supplemented or otherwise modified in compliance with the terms of this Agreement.

“10.875% Senior Secured Second Lien Note Security Agreement” shall mean the Second Lien Security Agreement dated as of January 22, 2013 among HTI, any subsidiaries of HTI that become parties thereto and Wells Fargo Bank, National Association, as collateral agent, the terms of which are hereby approved by the Agent, as amended, restated, supplemented or otherwise modified in compliance with the terms of this Agreement.

“10.875% Senior Secured Second Lien Notes” shall mean HTI’s 10.875% Senior Secured Second Lien Notes due January 15, 2017, issued under the 10.875% Senior Secured Second Lien Note Indenture in an aggregate original principal amount of up to $12,200,000, as amended, restated, supplemented or otherwise modified in compliance with the terms of this Agreement.

“First Amendment to Intercreditor Agreement” shall mean that certain First Amendment to Intercreditor Agreement among Agent, Wells Fargo Bank, National Association, in its capacity as trustee and collateral agent under the 8.50% Senior Secured Second Lien Note Indenture and Wells Fargo Bank, National Association, in its capacity as trustee and collateral agent under the 10.875% Senior Secured Second Lien Note Indenture, dated as of January 22, 2013, providing for certain amendments to the Intercreditor Agreement.

(ii) the following defined terms are amended in their entirety to provide as follows:

“Indenture Documentation” shall mean, collectively, the 3.25% Convertible Subordinated Note Documents, the 8.50% Convertible Senior Note Documents, the 8.50% Senior Secured Second Lien Note Documents and the 10.875% Senior Secured Second Lien Note Documents.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of March 30, 2012 between Agent and Wells Fargo Bank, National Association, in its capacity as trustee and collateral agent under the 8.50% Senior Secured Second Lien Note Indenture, as amended by the First Amendment to Intercreditor Agreement.”

“Senior Debt Payments” shall mean and include all cash actually expended by any Borrower to make (a) interest payments on any Advances hereunder, plus (b) payments of all fees set forth herein and with respect to any Advances (other than the fee payable under Section 3.3(a) hereof), plus (c) capitalized lease payments, plus (d) payments of principal of or interest on any other Indebtedness for borrowed money (other than (x) the 3.25% Convertible Subordinated Notes, (y) Indebtedness repaid pursuant to the Exchange Offer and the Tender Offers or (z) payments made pursuant to the 8.50% Convertible Senior Note Refinancing Transaction solely to the extent that EBITDA is not increased by the reduction of Indebtedness of Borrowers on a Consolidated Basis resulting from the 8.50% Convertible Senior Note Refinancing Transaction).

(b) Section 7.4 is amended by changing the “, and” at the end of subclause (g) thereof to “, “, by re-lettering subclause (h) thereof as (i), and by inserting the following new subclause (h) thereof in its proper alphabetical order:

“(h) Equity Interests or Indebtedness of any Borrower purchased, redeemed, retired or otherwise acquired in accordance with, respectively, Section 7.7 or 7.17 hereof, and”

(c) Section 7.8 is amended by amending and restating sub-clause (iii) thereof in its entirety to provide as follows:

“(iii) Indebtedness due under the Indenture Documentation (other than the 8.50% Senior Secured Second Lien Note Documents and the 10.875% Senior Secured Second Lien Note Documents) (and any extension or refinancing thereof that does not increase the principal amount of such Indebtedness as of the date of such extension or refinancing),”

(d) Section 7.8 is amended by amending and restating sub-clause (vi) thereof in its entirety to provide as follows:

“(vi) unsecured Indebtedness and Indebtedness secured only by Liens permitted by clause (o) of the definition of Permitted Encumbrances, provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $92,000,000 (inclusive of all Indebtedness outstanding under the 8.50% Senior Secured Second Lien Note Documents and the 10.875% Senior Secured Second Lien Note Documents) at any given time and, except in the case of unsecured Indebtedness the proceeds of which are used to repurchase or repay Indebtedness under the Indenture Documentation, the terms and conditions of such Indebtedness shall be satisfactory to PNC in its reasonable discretion,”

3. Consent. Subject to satisfaction of the conditions precedent set forth in Section 5 below, and notwithstanding anything to the contrary contained in Section 7.17 of the Loan Agreement, Agent and Lenders hereby consent to the 8.50% Convertible Senior Note Refinancing Transaction.

4. Waiver. Section 3.12 of the 3.25% Convertible Subordinated Note Indenture requires HTI to, at the option of the holders of the 3.25% Convertible Subordinated Notes, purchase such notes at par, together with accrued and unpaid interest thereon, on certain specified put right purchase dates, the first of which is January 15, 2013, and to provide the holders of such notes with advance notice of their put rights. HTI has informed Agent and Lenders that, in lieu of complying with Section 3.12, HTI has elected to optionally redeem all of the 3.25% Convertible Subordinated Notes at par, plus accrued and unpaid interest thereon, in accordance with the optional redemption provisions of the 3.25% Convertible Subordinated Note Indenture and has given notice of such optional redemption to the holders of the 3.25% Convertible Subordinated Notes. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, Agent and Lenders hereby waive any Event of Default arising pursuant to Section 10.12 of the Loan Agreement that may exist as a result of the failure of HTI to comply with the provisions of Section 3.12 of the 3.25% Convertible Subordinated Note Indenture, provided that the 3.25% Convertible Subordinated Notes are optionally redeemed by HTI in accordance with the terms of the 3.25% Convertible Subordinated Note Indenture no later than February 4, 2013.

5. Conditions of Effectiveness. This Amendment shall become effective on the date on which Agent shall have received:

(a) four (4) copies of this Amendment executed by Borrowers, Agent Lenders;

(b) a copy of the First Amendment to Intercreditor Agreement, executed by Wells Fargo Bank, National Association, in its capacity as trustee and collateral agent under the 8.50% Senior Secured Second Lien Note Indenture and in its capacity as trustee and collateral agent under the 10.875% Senior Secured Second Lien Note Indenture; and

(c) executed copies of the 10.875% Senior Secured Second Lien Note Documents;

(d) an amendment fee in the amount of $30,000, which fee shall be fully earned as of and payable on the date hereof and may be charged to Borrowers’ Account.

6. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

(a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms (except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally or general principals of equity).

(b) Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) The execution, delivery and performance of this Agreement and all other documents in connection therewith has been duly authorized by all necessary corporate action on the part of the Borrowers, and do not contravene, violate or cause the breach of any agreement, judgment, order, law or regulation applicable to any Borrower.

(d) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment other than the Event of Default waived under Section 4 hereof.

(e) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement or the Obligations.

7. Representation by Agent. Agent hereby represents that, as of the date hereof, PNC Bank, National Association is the only Lender party to the Loan Agreement.

8. Effect on the Loan Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) Except as otherwise expressly contemplated hereby, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

(d) This Amendment shall be an Other Document for all purposes under the Loan Agreement.

9. Release. The Borrowers hereby acknowledge and agree that: (a) to their knowledge neither they nor any of their Subsidiaries have any claim or cause of action against Agent or any Lender (or any of Agent’s or any Lender’s Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Loan Agreement or the Other Documents and (b) to their knowledge Agent and each Lender have heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Borrowers under the Loan Agreement and the Other Documents. Notwithstanding the foregoing, Agent and each Lender wish (and the Borrowers agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Agent’s or such Lender’s rights, interests, security and/or remedies under the Loan Agreement and the Other Documents. Accordingly, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration, the Borrowers (for themselves and their respective Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) (each a “Releasor” and collectively, the “Releasors”) do hereby fully, finally, unconditionally and irrevocably release and forever discharge Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (each a “Released Party” and collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent of fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, except for a Released Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, prior to the date hereof arising out of, connected with or related in any way to the Loan Agreement or any Other Document, or any act, event or transaction related or attendant thereto, or Agent’s or any Lender’s agreements contained therein, or the possession, use, operation or control in connection therewith of any of the assets of the Borrowers, or the making of any advance thereunder, or the management of such advance or the Collateral.

10. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York (other than those conflict of law rules that would defer to the substantive law of another jurisdiction).

11. Cost and Expenses. Borrowers hereby agree to pay the Agent, on demand, all reasonable costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Agent in connection with this Agreement and any instruments or documents contemplated hereunder

12. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

13. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

HUTCHINSON TECHNOLOGY INCORPORATED

By: /s/ David P. Radloff
Name: David P. Radloff
Title: Vice President and
Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender

By: /s/ Robert Anchundia
Name: Robert Anchundia
Title: Senior Vice President

Signature Page to Amendment to Amendment No. 3